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                                                                    Exhibit 21.0

12-31-93
                                  SUBSIDIARIES

Cooper has no parent. The subsidiaries of Cooper are listed in groupings that indicate the nature and management of the operations of each. Unless noted herein, all subsidiaries are wholly owned by Cooper or one of its subsidiaries.

                                                         Place of
                    Name                              Incorporation
                    ----                              -------------

              A.  GENERAL CORPORATE ADMINISTRATION

CI Leasing Company                                    Delaware, U.S.
Cooper (Great Britain) Ltd.                           United Kingdom
Cooper (U.K.) Limited                                 Delaware, U.S.
Cooper CPS Corporation                                Delaware, U.S.
Cooper Industries (Canada) Inc.                       Ontario, Canada
Cooper Industries Australia Pensions Pty Ltd          Australia
Cooper Industries Australia Pty Limited               Australia
Cooper Industries Foreign Sales Company, Ltd.         Barbados
Cooper Industries Foundation                          Ohio, U.S.
Cooper Industries GmbH Beteiligungen                  Germany
Cooper Industries Italia S.p.A.                       Italy
Cooper Industries, Inc.                               Delaware, U.S.
Cooper Industries International Holding B.V.          Netherlands
Cooper Industries Sweden AB (556391-9728)             Sweden
Cooper PAC Corporation                                Delaware, U.S.
Cooper Pensions Limited                               United Kingdom
Cooper Securities, Inc.                               Texas, U.S.
Gardner-Denver Company                                Delaware, U.S.
Kirsch Company                                        Michigan, U.S.
P B Marketing, Inc.                                   Delaware, U.S.
Sani Kirsch, Inc.                                     Delaware, U.S.
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                                                         Place of
                 Name                                 Incorporation
                 ----                                 -------------


                    B. ELECTRICAL PRODUCTS


Arrow-Hart, S.A. de C.V.                              Mexico
Bussmann International, Inc.                          Delaware, U.S.
Componentes de Iluminacion, S.A. de C.V.              Mexico
Componentes e Interruptores, S.A. de C.V.             Mexico
Connectron, Inc.                                      New Jersey, U.S.
Crouse-Hinds (Australia) Pty. Ltd.                    Australia
Crouse-Hinds Domex, S.A. de C.V.                      Mexico
Edison Fusegear, Inc.                                 Delaware, U.S.
Bussmann (U.K.) Limited                               United Kingdom
Bussmann (Aust.) Pty Limited                          Australia
Iluminacion Cooper de las Californias S.A. de C.V.    Mexico
McGraw-Edison Company                                 Delaware, U.S.
Pluz, S.A. (40.6% owned)                              Mexico

                C. ELECTRICAL POWER EQUIPMENT

Cooper Power Systems, Inc.                            Delaware, U.S.
McGraw-Edison Development Corporation                 Delaware, U.S.
McGraw-Edison Power Systems Overseas, Inc.            Delaware, U.S.
RTE Far East Corporation                              Taiwan
RTE Transportation Co., Inc.                          Wisconsin, U.S.





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                                                         Place of
                 Name                                 Incorporation
                 ----                                 -------------


                      D. TOOLS & HARDWARE

AB Sani-Maskiner (556179-9643)                        Sweden
Acrimo AB (28.9% owned)                               Sweden
Aryho, S.A.                                           Spain
Comercial Decorativa, S.A.                            Spain
Cooper Industries Sweden Realty AB (556403-8684)      Sweden
Cooper Tools GmbH                                     Germany
Cooper Tools Industrial Ltda.                         Brazil
Cooper Tools Pty. Limited                             Australia
Cooper Tools S.A.                                     France
Decoracion, S.A.                                      Spain
Deutsche Gardner-Denver Beteiligungs-GmbH             Germany
Deutsche Gardner-Denver GmbH & Co.                    Germany
Empresa Andina de Herramientas, S.A. (49% owned)      Colombia
Erem S.A.                                             Switzerland
Ferramentas Belzer do Brasil Ltda.                    Brazil
Hofesa France, S.A.                                   France
Hofesa Home Fittings de Portugal Decoracao, Limitada  Portugal
Hofesa Italia S.r.l.                                  Italy
Hofesa UK PLC                                         United Kingdom
Home Fittings Espana, S.A.                            Spain
Innovaciones Decorativas, S.A.                        Spain
Lufkin Europa B.V.                                    Netherlands
Nicholson Mexicana, S.A. de C.V. (49% owned)          Mexico
SANI-Kirsch Inc. & Co. KG                             Germany
The Cooper Group, B.V.                                Netherlands
The Cooper Group, Inc.                                Delaware, U.S.





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                                                         Place of
                 Name                                 Incorporation
                 ----                                 -------------


                          E. AUTOMOTIVE PRODUCTS

Anco de Mexico, S.A. de C.V.                          Mexico
Baron Drawn Steel Corporation                         Ohio, U.S.
Baron Drawn Steel Corporation of Michigan             Michigan, U.S.
Bougie Champion, S.A.                                 France
Bujias Champion de Mexico, S.A. de C.V.               Mexico
Bujias Champion de Venezuela, C.A.                    Venezuela
Champion Filtration S.p.A.                            Italy
Champion Iberica S.A.                                 Spain
Champion Interamericana, Ltd.                         Delaware, U.S.
Champion Spark Plug Company (Aust.) Pty. Limited      Australia
Champion Spark Plug Company                           Delaware, U.S.
Champion Spark Plug Belgium S.A.                      Belgium
Champion Spark Plug New Zealand                       New Zealand
Champion Spark Plug Taiwan, Inc.                      Taiwan
Cooper Automotive, Inc.                               Delaware, U.S.
Crucetas Mexicanas, S.A. de C.V. (40% owned)          Mexico
CSP Industries B.V.                                   Netherlands
Farloc Argentina S.A.I.C. y. F. (23.9% owned)         Argentina
Frenos Hidraulicos Automotrices S.A. (49% owned)      Mexico
General Driveshaft Co.                                Michigan, U.S.
Import Parts America Inc.                             Delaware, U.S.
Moog Automotive, Inc.                                 Missouri, U.S.
Nippon Champion Spark Plug Kabushiki Kaisha           Japan
Productos de Frenos Automotrices de
 Calidad, S.A. de C.V.                                Mexico
Sistemas de Energia de Matamoros, S.A. de C.V.        Mexico
Wagner Electric Corporation                           Delaware, U.S.
WAWD Autoteile GmbH                                   Germany





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                                                         Place of
                 Name                                 Incorporation
                 ----                                 -------------


                  F. PETROLEUM & INDUSTRIAL EQUIPMENT

Cameron Forged Products Company                       Delaware, U.S.
Cameron Iron Works Pensions Ltd.                      United Kingdom
Cameron Pipeline, Inc.                                Texas, U.S.
Cameron Venezolana S.A. (49% owned)                   Venezuela
Cameronvolgomash (50% owned)                          Russia
Compression Services Company                          Ohio, U.S.
Cooper Energy Services B.V.                           Netherlands
Cooper Energy Services de Venezuela, S.A.             Venezuela
Cooper Energy Services International, Inc.            Ohio, U.S.
Cooper Flow Control Australia Pty. Ltd.               Australia
Cooper Industries Holding B.V.                        Netherlands
Cooper Oil Tool (Singapore) Pte. Ltd.                 Singapore
Cooper Oil Tool Argentina S.A.I.C.                    Argentina
Cooper Oil Tool Australia Pty. Ltd.                   Australia
Cooper Oil Tool de Mexico, S.A.                       Mexico
Cooper Oil Tool S.A. de C.V.                          Mexico
Cooper Oil Tool France, S.A.                          France
Cooper Oil Tool GmbH                                  Germany
Cooper Oil Tool Gabon, S.A.                           Gabon
Cooper Oil Tool Ireland Limited                       Ireland
Cooper Oil Tool Nigeria Limited (60% owned)           Nigeria
Cooper Oil Tool Norway A/S                            Norway
Cooper Petroleum Equipment Group, Inc.                Delaware, U.S.
Cooper Rolls Incorporated (50% owned)                 Ohio, U.S.
Cooper Rolls Limited (50% owned)                      United Kingdom
Cooper Turbocompressor (Deutschland) GmbH             Germany
Cooper Turbocompressor Inc.                           Delaware, U.S.
Cooper, Rolls Corporation (50% owned)                 Canada
Gardner Denver International, Inc.                    Delaware, U.S.
Gardner Denver Machinery Inc.                         Delaware, U.S.
Gardner-Denver Western Hemisphere                     Delaware, U.S.
Industrias Cooper de Venezuela, S.A.                  Venezuela
Sri Timor Oilfield Supplies &
 Equipment Sdn Bhd (49% owned)                        Malaysia
Syarikat Rajah Sdn Bhd                                Brunei
Wheeling Machine Products Company                     Delaware, U.S.





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                                                         Place of
                 Name                                 Incorporation
                 ----                                 -------------


                     G.  INACTIVE SUBSIDIARIES

Arman Motor Products, Ltd.                            United Kingdom
Battery Products, Inc.                                Illinois, U.S.
Cameron do Brasil Industrias Mecanicas Ltda.          Brazil
Cameron Iron Works de Venezuela C.A.                  Venezuela
Cameron Iron Works Limited                            United Kingdom
Cameron Offshore Engineering Limited                  United Kingdom
CAM L, Inc.                                           Delaware, U.S.
Carlton Santee Corporation                            California, U.S.
Champion Service & Trading Pte. Ltd.                  Singapore
Champion Spark Plug (Far East) Pte. Limited           Singapore
Champion Sparking Plug Company (Ireland) Limited      Ireland
Champion Sparking Plug Company Limited                United Kingdom
Comtra Internacional S.A. de C.V.                     Mexico
Coninco Corporation                                   Puerto Rico
Cooper-Bessemer, S.A.                                 Switzerland
Cooper Hand Tools of California, Inc.                 Delaware, U.S.
Cooper-Vulkan Kompressoren, GmbH (70% owned)          Germany
Crouse-Hinds de Venezuela, C.A.                       Venezuela
Crouse-Hinds of Europe, S.r.l.                        Italy
DFL Fusegear Limited                                  United Kingdom
Duotech Pty Limited                                   Australia
Everco Industries of Canada Ltd.                      Ontario, Canada
Gardner-Denver (Aust.) Pty. Limited                   Australia
Gardner-Denver International, C.A.                    Venezuela
Gardner-Denver Pensions Limited                       United Kingdom
Inmobiliaria Cisco, S.A. (49% owned)                  Mexico
Manufacturas Cameron, C.A. (85% owned)                Venezuela
McGraw-Edison Export Corporation                      Delaware, U.S.
Moog World Trade Corporation                          Virgin Islands
SK (UK) Limited                                       United Kingdom
Veda Manufacturing Pty. Ltd.                          Australia
Velas Champion do Brasil, Ltda.                       Brazil
WPC Corporation, Inc.                                 Delaware, U.S.
ZV Zundkerzenvertriebs GmbH                           Germany





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